UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 3, 2014

Golf Rounds.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-10093	22-3664872
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)	(Commission File Number)

111 Village Parkway, Building 2, Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 951-0984

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 3, 2014, Golf Rounds.com, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”) with Fuse Medical, LLC (“Fuse”), Project Fuse LLC, a wholly owned subsidiary of the Company (“Merger Sub”), and D. Alan Meeker, solely in his capacity as the representative of the Fuse members. As previously disclosed by the Company in a Current Report on Form 8-K filed on December 20, 2013, the Merger Agreement provides for the merger of Merger Sub with and into Fuse, with Fuse surviving as a wholly owned subsidiary of the Company (the “Merger”).

The Amendment extends the termination date of the Merger Agreement. As amended, the Merger Agreement may be terminated by either party if the closing of the Merger has not occurred by April 14, 2014, except that this right to terminate will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the agreement, which is attached as an exhibit hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger, dated as of March 3, 2014, by and among Fuse Medical, LLC, Golf Rounds.com, Inc., Project Fuse LLC and D. Alan Meeker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF ROUNDS.COM, INC.

Dated: March 3, 2014	By:	/s/ Robert H. Donehew
Robert H. Donehew
President

EXHIBIT INDEX

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger, dated as of March 3, 2013, by and among Fuse Medical, LLC, Golf Rounds.com, Inc., Project Fuse LLC and D. Alan Meeker.